UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 13, 2024
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI.PRB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Departure of Chief Financial Officer
On March 13, 2024, Ana Maria Chadwick, Executive Vice President and Chief Financial Officer of Pitney Bowes Inc. (the “Company”), informed the Company that she would be resigning from her position of Executive Vice President and Chief Financial Officer. Pitney Bowes has begun the process of finding a permanent replacement for Ms. Chadwick with the assistance of Crist Kolder, a leading, global executive search firm. Ms. Chadwick has agreed to remain at the Company to assist in the transition of her duties until April 21, 2024.

Appointment of Interim Chief Financial Officer
On March 15, 2024, the Company appointed John Witek, the Company’s Vice President, Global Business Services, as interim Chief Financial Officer, effective March 19, 2024. Mr. Witek will serve as the Company’s principal financial officer during his term as interim Chief Financial Officer. Mr. Witek will step down from his role as Head of Global Business Services during his tenure as interim Chief Financial Officer.
Mr. Witek, age 64, has served as the Company’s Head of Global Business Services since February 2023, in which role he was responsible for leading the effort to drive efficiencies and reorganize Finance Shared Services, which provides service across all of the Company's Business Units and Corporate functions. Previously, Mr. Witek served as the Chief Financial Officer of the Company’s SendTech segment from 2019-2022. Prior to joining Pitney Bowes in January 2019, Mr. Witek served as the Vice President, Global Financial Operations at Concentrix for five years which followed 29 years at IBM in Finance roles with increasing levels of responsibility.
In connection with Mr. Witek’s appointment, the Company and Mr. Witek entered into a letter agreement (the “Letter Agreement”), which provides that, in order to appropriately compensate him for his increased responsibilities as interim Chief Financial Officer, Mr. Witek will receive a monthly cash stipend of $30,000.
No arrangement or understanding exists between Mr. Witek and any other person pursuant to which Mr. Witek was selected as an officer of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the company to become a director or executive officer of the Company and Mr. Witek. Mr. Witek is not a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, Mr. Witek has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The foregoing description of the Letter Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Letter Agreement, which are filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated in this Item 5.02 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Letter Agreement, dated March 15, 2024, between the Company and John Witek
99.1	Press release of Pitney Bowes Inc., dated March 19, 2024
104	The cover page of Pitney Bowes Inc.'s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Jason C. Dies
Name: Jason C. Dies
Date: March 19, 2024	Title: Interim Chief Executive Officer